EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS

OF

MEDICAL ACTION INDUSTRIES INC.

(A Delaware Corporation)

ARTICLE I

STOCKHOLDERS

SECTION 1. Place of Meetings. Meetings of stockholders shall be held at such place as shall be designated from time to time by the Board of Directors (the “Board”) or as the business of Medical Action Industries Inc. (the “Corporation”) may require.

SECTION 2. Annual Meetings. Annual meetings of stockholders shall be held on such date and at such time as may be fixed by the Board and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting in accordance with these bylaws.

SECTION 3. Special Meetings. Except as otherwise required by law, special meetings of the stockholders may be called only by the Board, subject to the rights of holders of Preferred Stock, called only in accordance with the Certificate of Incorporation.

SECTION 4. Notice of Meetings. Written notice of each meeting of the stockholders stating place, date, hour and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present and in person and vote at such meeting of the stockholders shall be given by or at the direction of the Board to each stockholder entitled to vote at the meeting at least ten, but not more than sixty, days prior to the meeting and may be given personally, by electronic transmission or by mail. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called and no other business shall be transacted thereat except as stated in such notice. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation. The Corporation may provide stockholders with notice of a meeting by electronic transmission provided such stockholders have consented to receiving electronic notice.

SECTION 5. Quorum; Adjournments of Meetings. Unless otherwise required by law or provided in the Certificate of Incorporation or these bylaws, the holders of shares of stock with a majority of the voting power entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business, and the act of the holders of a majority of the voting power of such stock so represented at any meeting of stockholders at which a quorum is present shall constitute the act of the meeting of stockholders; but, if there be less than a quorum, the holders of a majority of the votes entitled to be cast by the holders of all classes of the Corporation’s capital stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the chairman of the meeting or the holders of shares of stock with a majority of the voting power present in person or represented by proxy at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting; provided, however, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At any such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 6. Voting. At any meeting of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy and, unless otherwise provided by law or in the Certificate of Incorporation, shall have one vote for each such share which is registered in his, her or its name on the record date for the meeting. Unless otherwise provided in the Certificate of Incorporation or these bylaws, and subject to the rights of holders of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, directors shall be elected by a plurality of the votes cast by the holders of shares of stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. Except as otherwise required by statute, the Certificate of Incorporation, or these bylaws, all matters, other than the election of directors, brought before any meeting of the stockholders shall be decided by a vote of a majority in interest of the stockholders of the Corporation present in person or by proxy at such meeting and voting thereon, a quorum being present. Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

SECTION 7. Inspectors of Election. The Board, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders at which a vote is taken by ballots, shall have power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors. Such inspector shall ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.

SECTION 8. Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it or any other corporation, if a majority of shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation and such shares shall not be counted for quorum purposes.

SECTION 9. Action without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action permitted or required by law, the Certificate of Incorporation or these bylaws to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent shall be given by the Secretary to those stockholders who have not consented in writing.

SECTION 10. Meeting Attendance via Remote Communication Equipment. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. General Powers. The affairs, business and property of the Corporation shall be managed and controlled by the Board. Except as provided in the Certificate of Incorporation or these bylaws, the Board may exercise all the powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2. Number of Directors. The number of directors of the Corporation shall be determined from time to time by resolution of the Board, unless the Certificate of Incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the Certificate of Incorporation. Each director shall hold office for the term for which he or she is elected, and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal.

SECTION 3. First Meeting. The first meeting of each newly elected Board, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected Board who are then present shall determine, for the election or appointment of Officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

SECTION 4. Regular Meetings. Regular meetings of the Board, other than the first meeting, may be held without notice at such times and places as the Board may from time to time determine.

SECTION 5. Special Meetings. Special meetings of the Board may be called by order of the Chairman of the Board, the chief executive officer, the chief financial officer, the President, the Secretary or any two directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least two days before the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-four (24) hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation, or these bylaws, any and all business may be transacted at any special meeting.

SECTION 6. Attendance by Communications Equipment. Unless otherwise restricted by the Certificate of Incorporation, members of the Board or of any committee designated by the Board may participate in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in any meeting by such means shall constitute presence in person at such meeting. Any meeting at which one or more members of the Board or of any committee designated by the Board shall participate by means of conference telephone or similar communications equipment shall be deemed to have been held at the place designated for such meeting, provided that at least one member is at such place while participating in the meeting.

SECTION 7. Action without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board, or any committee designated by the Board, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting.

SECTION 8. Quorum; Vote. A majority of the directors then in office shall constitute a quorum for the transaction of business, but less than quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation, or these bylaws, all matters coming before any meeting of the Board shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

SECTION 9. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board (or a committee thereof) shall have the authority to fix the compensation of directors. The directors may be reimbursed for their expenses, if any, for attendance at each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on Board committees.

ARTICLE III

COMMITTEES

SECTION 1. Designation; Powers; Meetings; Substitution of Members. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation. The Board shall have the power to prescribe the manner in which the proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article III applicable to meetings and actions of the Board. Each committee shall keep regular minutes and report to the Board when required.

ARTICLE IV

OFFICERS

SECTION 1. Number and Designation. The Board shall elect as executive officers a chief executive officer, a Secretary and, if the Board so elects, a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board may deem necessary. Except for the Chairman of the Board, if any, no officer need be a director. Any number of offices may be held by one, or more than one, person, but in any case where the bylaws or resolutions of the Board provide for the signature of the incumbents of two or more officers of the Corporation upon the certificates of stock, notes, checks or other instruments or documents issued by the Corporation, no one person shall sign in more than one capacity. The executive officers shall be elected annually by the Board at its first meeting following the annual election of directors, but in the event of the failure of the Board so to elect any executive officer, such executive officer may be elected at any subsequent meeting of the Board. Each executive officer shall hold office until his successor shall have been duly elected and qualified, except in the event of the earlier termination of his or her term of office through death, resignation, removal or otherwise. Any vacancy in an executive office may be filled for the unexpired portion of the term of such office by the Board at any regular or special meeting.

SECTION 2. Chief Executive Officer. Unless the Board designates the Chairman of the Board or any other officer as chief executive officer, the President shall be the chief executive officer of the Corporation and, subject to the Board, shall have general direction, supervision and management of the business and affairs of the corporation. The Chairman of the Board shall have such other powers and perform such other duties as the Board may from time to time prescribe and may execute contracts and other instruments in the name of the Corporation.

SECTION 3. Chairman of the Board. If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board; shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Board.

SECTION 4. President. The President shall be the principal operations officer of the Corporation, and, subject to the Board, the Chairman of the Board shall direct the operations of the Corporation. The President (i) shall have such other powers and perform such other duties as the Board may from time to time prescribe; (ii) shall perform the duties of the Chairman of the Board in the absence of and/or in the event of the inability of the Chairman of the Board to act; (iii) may execute contracts and other instruments in the name of the Corporation and appoint and discharge agents and employees; and (iv) shall perform all other duties incident to the office of President, except as herein otherwise provided.

SECTION 5. Vice Presidents. Whenever there is more than one Vice President, the Board shall decide upon the order of their seniority and may designate one or more to be executive Vice Presidents. In the absence or inability to act of the President, or if the office of President be vacant, the Vice Presidents, in order of seniority, subject to the right of the Board from time to time to extend or confine such powers and duties, may exercise all the powers of the President. Each Vice President shall have such other powers and shall perform such other duties as may be assigned to him by the Board.

SECTION 6. Treasurer. The Treasurer, subject to the right of the Board from time to time to extend or confine his or her powers and duties or assign them to others, shall have general supervision over the care and custody of the funds and securities of the Corporation and shall deposit in the name of the Corporation in such bank or banks, trust company or trust companies, and in such safe deposit company or companies or invested in securities of such money market fund or funds, as the Board or the executive committee may designate, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board, render or cause to be rendered financial statements of the Corporation, shall have the powers and perform the duties usually incident to the office of Treasurer, and shall have such other powers and perform such other duties as may be assigned to him or her by the Board.

SECTION 7. Secretary. The Secretary, subject to the right of the Board from time to time to extend or confine his powers and duties or to assign them to others, shall act as Secretary of all meetings of the stockholders and of the Board at which he or she is present, shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of the Corporation, shall be empowered to affix the corporate seal to documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same, shall exercise the powers and perform the duties usually incident to the office of Secretary, and shall exercise such other powers and perform such other duties as may be assigned to him or her by the Board. The Secretary shall, if the law so provides, be sworn to the faithful discharge of his or her duties.

SECTION 8. Other Officers. The Assistant Secretaries, the Assistant Treasurers and all other officers shall hold office during the pleasure of the Board and shall exercise such powers and perform such duties as may be assigned to each by the Board.

SECTION 9. Term of Office; Removal and Vacancy. Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board.

SECTION 10. Power to Vote Stock. Unless otherwise ordered by the Board, the Chairman of the Board and the President shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have the power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board, from time to time, may confer like powers upon any other person or persons.

ARTICLE V

CAPITAL STOCK

SECTION 1. Certificates for Stock. Certificates for stock of the Corporation shall be in such form as the Board may from time to time prescribe and shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary and the Assistant Secretary.

SECTION 2. Transfer of Stock. Shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by duly authorized attorney, upon surrender and cancellation of the certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

SECTION 3. Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

SECTION 4. Regulations Regarding Certificates. The Board shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

SECTION 5. Lost or Destroyed Certificates. The Board may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his or her legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VI

AMENDMENT

The Board shall have the power to make, alter or repeal the bylaws of the Corporation subject to the power of the stockholders to alter or repeal the bylaws made or altered by the Board of Directors.

ARTICLE VII

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

SECTION 1. Right to Indemnification. The Corporation shall indemnify, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (“Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or an officer of the Corporation or, while a director or an officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board.

SECTION 2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.1, a Covered Person also shall have the right to be paid by the Corporation the expenses (including, without limitation, attorneys’ fees) incurred in defending, testifying, or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law (the “DGCL”) requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer of the Corporation shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Article VII or otherwise.

SECTION 3. Claims. If (a) a claim under Section 7.1 (following the final disposition of such proceeding) is not paid in full by the Corporation within sixty (60) days after a written claim therefor has been received by the Corporation, or (b) a claim under Section 7.2 is not paid in full by the Corporation within thirty (30) days after a written claim therefor has been received by the Corporation, the Covered Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall also be entitled to be paid the expense of prosecuting or defending such suit to the fullest extent permitted by law. It shall be a defense to any such suit (other than a suit brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the Covered Person has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the Covered Person for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

SECTION 4. Non-Exclusivity of Rights. The rights provided to Covered Persons pursuant to this Article VII are not exclusive of any other rights that any Covered Person may have or hereafter acquire under applicable law, the Certificate of Incorporation, these bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

SECTION 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 6. Indemnification of Other Persons. This Article VII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Covered Persons. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise or nonprofit entity, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of Covered Persons under this Article VII.

SECTION 7. Amendments. Any repeal or amendment of this Article VII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these bylaws inconsistent with this Article VII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

SECTION 8. Certain Definitions. For purposes of this Article VII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

SECTION 9. Contract Rights. The rights provided to Covered Persons pursuant to this Article VII shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

SECTION 10. Severability. If any provision or provisions of this Article VII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of this Article VII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE VIII

MISCELLANEOUS

SECTION 1. Corporate Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the year and State of Incorporation.

SECTION 2. Fiscal Year. The Board shall have power to fix, and from time to time to change, the fiscal year of the Corporation.

SECTION 3. Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these bylaws, said notice shall be deemed to be sufficient if given by electronic transmission or by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his or her post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these bylaws.

SECTION 4. Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

SECTION 5. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board.

SECTION 6. Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board or by any such committee, or in relying in good faith upon other records of the Corporation.

SECTION 7. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.